1.   Subsidiaries of Registrant.

                        SUBSIDIARIES OF REGISTRANT

                               Place of          Percentage of
                             Organization           Voting
Name of Subsidiary                               Securities
                                                    Owned

First Financial Bankshares of          Delaware       100%
Delaware, Inc.
Wilmington, Delaware

First Financial Investments, Inc.      Texas          100%
Abilene, Texas

First National Bank of Abilene         Texas          100%*<G1>
Abilene, Texas

Hereford State Bank                    Texas          100%*<G1>
Hereford, Texas

First National Bank                    Texas          100%*<G1>
Sweetwater, Texas

First National Bank                    Texas          100%*<G1>
Eastland, Texas

The First National Bank in Cleburne    Texas          100%*<G1>
Cleburne, Texas

Stephenville Bank & Trust              Texas          100%*<G1>
Stephenville, Texas

Southwest Bank                          Texas          100%*<G1>
San Angelo, Texas


<G1>*    By First Financial Bankshares of Delaware, Inc.


All subsidiaries (other than First Financial Investments, Inc.
which, as of December 31, 1995 had not yet been formally organized)are included in the consolidated financial statements.
